Exhibit 99.B(e)(2)

SCHEDULE A
TO THE DISTRIBUTION AGREEMENT
DATED AS OF SEPTEMBER 16, 2002,
AS AMENDED AND RESTATED DECEMBER 10, 2003, MARCH 8, 2006, DECEMBER
21, 2006, MARCH 14, 2007, JANUARY 31, 2008, MARCH 25, 2009, JUNE 25, 2009
AND FEBRUARY 16, 2010, DECEMBER 6, 2011, MARCH 28, 2012, AUGUST 7, 2014,
SEPTEMBER 15, 2014, DECEMBER 9, 2014 AND JUNE 22, 2015
BETWEEN
SEI INSTITUTIONAL MANAGED TRUST
AND
SEI INVESTMENTS DISTRIBUTION CO.

This Agreement shall apply with respect to portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust:

Large Cap Fund

Large Cap Value Fund

Large Cap Growth Fund

Tax-Managed Large Cap Fund

Small Cap Fund

Small Cap Value Fund

Small Cap Growth Fund

Tax-Managed Small Cap Fund

Mid-Cap Fund

Core Fixed Income Fund

U.S. Fixed Income Fund

High Yield Bond Fund

Real Estate Fund

U.S. Managed Volatility Fund

Enhanced Income Fund

Global Managed Volatility Fund

Real Return Fund

Tax-Managed Managed Volatility Fund

S&P 500 Index Fund

Prime Obligation Fund

Multi-Strategy Alternative Fund

Accumulation Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of Multi-Asset Accumulation Fund)

Multi-Asset Income Fund

Multi-Asset Inflation Managed Fund

Inflation Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of Multi-Asset Inflation Managed Fund)

Multi-Asset Capital Stability Fund

Long/Short Alternative Fund

Dynamic Asset Allocation Fund